ADTRAN Holdings, Inc. reports second quarter 2026 financial results

Huntsville, Alabama, USA. — August 3, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the second quarter ended June 30, 2026.

•
Revenue: $281.1 million, up 6.1 % year-over-year.
•
GAAP gross margin of 37.0%; non-GAAP gross margin of 40.7%.
•
GAAP operating margin of -3.6%; non-GAAP operating margin of 3.8%.
•
Net cash provided by operating activities of $25.9 million.
•
GAAP diluted loss per share of $0.13; non-GAAP diluted earnings per share of $0.04.
•
Cash and cash equivalents of $79.2 million.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “Demand across our end markets remained strong during the quarter led by the results of our Optical Networking Solutions business. While our second quarter results were affected by a specific set of near-term factors, it does not change the underlying strength or trajectory of our business.”

Mr. Stanton added, “Our strategic priorities remain on track. We continue to gain momentum in optical networking while increasing diversity across cloud providers/hyperscalers, enterprise, and government customers, with revenue from these customers growing 47% year-over-year. We remain committed to our long-term operating model and remain confident that our strategy will deliver long-term shareholder value.”

Business outlook1

For the third quarter of 2026, the Company expects revenue to be within a range of $275.0 million to $295.0 million. Non-GAAP operating margin is expected to be within a range of 1.5% to 5.5%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided guidance for its third quarter 2026 non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortization and adjustments, stock-based compensation expense, deferred compensation adjustments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its second quarter 2026 results on Tuesday , August 4, 2026, at 7:30 a.m. Central Time (2:30 p.m. Central European Time). The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/977314034 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/ shortly following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

August 17, 2026: Rosenblatt Virtual Technology Summit - Virtual

September 10, 2026: B. Riley TMT Conference – New York

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements and graphics contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to market trends, future demand across end markets, future demand driver growth (including with respect to expected hyperscale demand for data center interconnect and next-generation connectivity) and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “look forward,” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarterly period ended March 31, 2026, and our Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below under the heading “Supplemental Information” are reconciliations of cost of revenue, gross profit, gross margin, operating expenses, operating (loss) income, operating margin, other income (expense), net (loss) income inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other expense, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, professional fees and other expenses, restructuring expenses, deferred compensation adjustments, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Furthermore, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

Investors contact

Rob Fink

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$79,236	$95,696
Accounts receivable, net	205,761	210,687
Other receivables	9,066	7,046
Inventory, net	208,778	215,736
Income tax receivable	3,537	3,667
Prepaid expenses and other current assets	60,432	55,317
Short-term investments - deferred compensation	39,075	35,174
Assets held for sale	11,901	11,901
Total Current Assets	617,786	635,224
Property, plant and equipment, net	123,002	124,384
Goodwill	58,336	59,983
Intangible assets, net	269,488	294,047
Deferred tax assets	16,223	16,481
Other non-current assets	64,110	73,352
Long-term investments	1,016	1,022
Total Assets	$1,149,961	$1,204,493

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$169,322	$167,337
Unearned revenue	78,711	87,541
Accrued expenses and other liabilities	24,702	33,690
Accrued wages and benefits	25,613	32,203
Deferred compensation liability	42,653	37,447
Income tax payable	3,804	3,642
Total Current Liabilities	344,805	361,860
Non-current revolving credit agreement	25,000	25,000
Non-current convertible senior notes, net of debt issuance costs	193,822	193,038
Deferred tax liabilities	26,491	27,453
Non-current unearned revenue	24,959	27,143
Non-current pension liability	6,357	6,277
Non-current lease obligations	23,842	27,000
Other non-current liabilities	16,028	17,564
Total Liabilities	661,304	685,335
Redeemable Non-Controlling Interest	359,160	373,328
Equity
Common stock	815	802
Additional paid-in capital	805,882	801,269
Accumulated other comprehensive income	64,194	78,877
Retained deficit	(736,379)	(730,010)
Treasury stock	(5,015)	(5,108)
Total Equity	129,497	145,830
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,149,961	$1,204,493

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue
Network Solutions	$232,898	$219,498	$470,839	$421,715
Services & Support	48,248	45,570	96,393	91,097
Total Revenue	281,146	265,068	567,232	512,812
Cost of Revenue
Network Solutions	157,585	147,321	312,233	281,562
Services & Support	19,610	18,823	38,060	37,150
Total Cost of Revenue	177,195	166,144	350,293	318,712
Gross Profit	103,951	98,924	216,939	194,100
Selling, general and administrative expenses	60,243	60,347	116,079	110,632
Research and development expenses	53,779	51,895	104,556	100,754
Operating Loss	(10,071)	(13,318)	(3,696)	(17,286)
Interest and dividend income	397	201	697	327
Interest expense	(4,234)	(4,564)	(8,475)	(9,325)
Net investment loss	5,274	3,075	4,424	1,389
Other income (expense), net	718	(2,636)	1,981	(1,692)
Loss Before Income Taxes	(7,916)	(17,242)	(5,069)	(26,587)
Income tax expense	(788)	(1,016)	(2,705)	(619)
Net Loss	$(8,704)	$(18,258)	$(7,774)	$(27,206)
Less: Net Income attributable to non-controlling interest (1)	2,201	2,273	4,452	4,592
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,905)	$(20,531)	$(12,226)	$(31,798)

Weighted average shares outstanding – basic	80,948	79,748	80,639	79,642
Weighted average shares outstanding – diluted	80,948	79,748	80,639	79,642

Loss per common share attributable to ADTRAN Holdings, Inc. – basic (2)	$(0.13)	$(0.24)	$(0.14)	$(0.38)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted (2)	$(0.13)	$(0.24)	$(0.14)	$(0.38)

(1) For the three and six months ended June 30, 2026 we accrued $2.1 million and $4.3 million, respectively, of net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three and six months ended June 30, 2025 we accrued $2.4 million and $4.8 million, respectively, of net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million and $0.9 million effect of redemption of RNCI for the three and six months ended June 30, 2026. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.5 million effect of redemption of RNCI for the three and six months ended June 30, 2025.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,774)	$(27,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,478	44,990
Amortization of debt issuance cost	746	639
Amortization of convertible notes issuance costs	784	—
Gain on investments, net	(4,530)	(1,506)
Net loss on disposal of property, plant and equipment	82	24
Stock-based compensation expense	4,670	5,888
Deferred income taxes	(413)	1,189
Inventory reserves	277	9,176
Changes in operating assets and liabilities:
Accounts receivable, net	1,758	25,754
Other receivables	(2,872)	1,416
Income taxes receivable, net	2,733	(2,349)
Inventory	3,422	29,594
Prepaid expenses, other current assets and other assets	426	6,095
Accounts payable	10,941	(6,242)
Accrued expenses and other liabilities	(20,468)	(11,305)
Income taxes payable	(1,675)	(816)
Net cash provided by operating activities	38,585	75,341

Cash flows from investing activities:
Purchases of property, plant and equipment	(16,440)	(12,084)
Intangibles - internally developed technology	(16,737)	(20,444)
Proceeds from sales and maturities of available-for-sale investments	812	727
Purchases of available-for-sale investments	(141)	(243)
Payments for beneficial interests in securitized accounts receivable	(478)	(49)
Net cash used in investing activities	(32,984)	(32,093)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,604)	(1,223)
Proceeds from stock option exercises	6,612	1,163
Payments on financing agreement	(1,400)	—
Redemption of redeemable non-controlling interest	(13,766)	(19,363)
Payment of annual recurring compensation to non-controlling interest	(8,881)	—
Proceeds from draw on revolving credit agreements	—	24,000
Repayment of revolving credit agreements	—	(24,000)
Payment of debt issuance cost	—	(64)
Net cash used in financing activities	(19,039)	(19,487)

Net (decrease) increase in cash and cash equivalents	(13,438)	23,761
Effect of exchange rate changes	(3,022)	6,489
Cash and cash equivalents, beginning of period	95,696	76,021
Cash and cash equivalents, end of period	$79,236	$106,271

Supplemental disclosure of cash financing activities:
Cash paid for interest expense	$5,016	$8,049
Cash paid for income taxes, net	$2,573	$4,155
Cash used in operating activities related to operating leases	$4,819	$5,236
Supplemental disclosure of non-cash investing and financing activities:
Redemption of redeemable non-controlling interest	$885	$1,491
Right-of-use assets obtained in exchange for lease obligations	$1,094	$3,538
Purchases of property, plant and equipment included in accounts payable	$436	$1,450

Supplemental Information

Reconciliation of Cost of Revenue, Gross Profit and Gross Margin to

Non-GAAP Cost of Revenue, Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Total Revenue	$281,146	$286,086	$265,068	$567,232	$512,812

Cost of Revenue	$177,195	$173,098	$166,144	$350,293	$318,712
Acquisition-related expenses, amortizations and adjustments (1)	(9,949)	(10,021)	(10,599)	(19,970)	(20,430)
Stock-based compensation expense	(181)	(140)	(222)	(321)	(489)
Professional fees and other expenses (2)	(438)	—	—	(438)	—
Non-GAAP Cost of Revenue	$166,627	$162,937	$155,323	$329,564	$297,793

Gross Profit	$103,951	$112,988	$98,924	$216,939	$194,100
Non-GAAP Gross Profit	$114,519	$123,149	$109,745	$237,668	$215,019

Gross Margin	37.0%	39.5%	37.3%	38.2%	37.9%
Non-GAAP Gross Margin	40.7%	43.0%	41.4%	41.9%	41.9%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Included in cost of revenue on the condensed consolidated statements of loss. Includes $0.4 million in related employee exit costs.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2026		2026		2025		2026		2025
Operating Expenses	$114,022		$106,613		$112,242		$220,635		$211,386
Acquisition-related expenses, amortizations and adjustments (1)	(1,630)	(2)	(1,641)	(6)	(2,175)	(9)	(3,271)	(13)	(4,424)	(16)
Stock-based compensation expense	(2,675)	(3)	(1,679)	(7)	(2,451)	(10)	(4,354)	(14)	(5,394)	(17)
Restructuring expenses	—		—		284	(11)	—		284	(11)
Deferred compensation adjustments (4)	(5,494)		11		(3,034)		(5,483)		(1,487)
Professional fees and other expenses	(307)	(5)	(30)	(8)	(3,153)	(12)	(337)	(15)	(3,153)	(18)
Non-GAAP Operating Expenses	$103,916		$103,274		$101,713		$207,190		$197,212

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $2.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Included in selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $1.6 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $1.2 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(9) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss acquired in connection with business combinations.

(10) $1.8 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(11) Includes true-up of expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling buildings of its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(12) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(13) $2.9 million is included in selling, general and administrative expenses and $0.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(14) $3.2 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(15) Included in selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $1.6 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(16) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.5 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $3.8 million is included in selling, general and administrative expenses and $1.6 million is included in research and development expenses on the condensed consolidated statements of loss.

(18) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Operating (Loss) Income and Operating Margin to Non-GAAP Operating Income

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2026		2026		2025		2026		2025
Total Revenue	$281,146		$286,086		$265,068		$567,232		$512,812

Operating (Loss) Income	$(10,071)		$6,375		$(13,318)		$(3,696)		$(17,286)
Acquisition related expenses, amortizations and adjustments (1)	11,579		11,662		12,774		23,241		24,854
Stock-based compensation expense	2,856		1,819		2,673		4,675		5,883
Restructuring expenses	—		—		(284)		—		(284)
Deferred compensation adjustments (2)	5,494		(11)		3,034		5,483		1,487
Professional fees and other expenses	745	(3)	30	(4)	3,153	(5)	775	(3)	3,153	(5)
Non-GAAP Operating Income	$10,603		$19,875		$8,032		$30,478		$17,807

Operating Margin	-3.6%		2.2%		-5.0%		-0.7%		-3.4%
Non-GAAP Operating Margin	3.8%		6.9%		3.0%		5.4%		3.5%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(4) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(5) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Other Income (Expense) to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest and dividend income	$397	$300	$201	$697	$327
Interest expense	(4,234)	(4,241)	(4,564)	(8,475)	(9,325)
Net investment gain (loss)	5,274	(850)	3,075	4,424	1,389
Other income (expense), net	718	1,263	(2,636)	1,981	(1,692)
Total Other Income (Expense)	$2,155	$(3,528)	$(3,924)	$(1,373)	$(9,301)
Deferred compensation adjustments (1)	(5,154)	1,012	(2,968)	(4,142)	(1,319)
Pension expense (2)	(20)	(20)	11	(40)	22
Non-GAAP Other Expense	$(3,019)	$(2,536)	$(6,881)	$(5,555)	$(10,598)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net (Loss) Income inclusive of Non-Controlling Interest to

Non-GAAP Net Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. and

Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2026		2026		2025		2026		2025
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(10,321)		$(1,020)		$(19,037)		$(11,341)		$(30,307)
Effect of redemption of RNCI (1)	(584)		(301)		(1,494)		(885)		(1,491)
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,905)		$(1,321)		$(20,531)		$(12,226)		$(31,798)
Net Income attributable to non-controlling interest (2)	2,201		2,251		2,273		4,452		4,592
Net (Loss) Income inclusive of non-controlling interest	$(8,704)		$930		$(18,258)		$(7,774)		$(27,206)
Acquisition related expenses, amortizations and adjustments (3)	11,579		11,662		12,774		23,241		24,854
Stock-based compensation expense	2,856		1,819		2,673		4,675		5,883
Deferred compensation adjustments (4)	340		1,001		66		1,341		168
Pension adjustments (5)	(20)		(20)		11		(40)		22
Restructuring expenses(6)	—		—		(284)		—		(284)
Professional fees and other expenses	745	(7)	30	(8)	3,153	(9)	775	(7)	3,153	(9)
Tax effect of adjustments to net loss	(1,765)		(2,509)		388		(4,274)		(1,592)
Non-GAAP Net Income inclusive of non-controlling interest	$5,031		$12,913		$523		$17,944		$4,998
Net Income attributable to non-controlling interest (2)	2,201		2,251		2,273		4,452		4,592
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$2,830		$10,662		$(1,750)		$13,492		$406
Effect of redemption of RNCI (1)	584		301		1,494		885		1,491
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. common stockholders	$3,414		$10,963		$(256)		$14,377		$1,897

Weighted average shares outstanding – basic	80,948		80,321		79,748		80,639		79,642
Weighted average shares outstanding – diluted	80,948		80,321		79,748		80,639		79,642

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.13)		$(0.01)		$(0.24)		$(0.14)		$(0.38)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.13)		$(0.01)		$(0.24)		$(0.14)		$(0.38)

Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – basic	$0.04		$0.14		$(0.00)		$0.18		$0.02
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – diluted	$0.04		$0.14		$(0.00)		$0.18		$0.02

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million and $0.9 million effect of redemption of RNCI for the three and six months ended June 30, 2026. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.5 million effect of redemption of RNCI for the three and six months ended June 30, 2025. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.3 million effect of redemption of RNCI for the three months ended March 31, 2026.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes reduced previously accrued cost for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(7) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(8) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(9) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net cash provided by operating activities	$25,915	$12,670	$32,160	$38,585	$75,341
Purchases of property, plant and equipment and developed technologies (1)	(17,237)	(15,940)	(13,833)	(33,177)	(32,528)
Free cash flow (Non-GAAP)	$8,678	$(3,270)	$18,327	$5,408	$42,813

(1) Purchases related to capital expenditures and developed technologies.